UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 18, 2025

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Paragon Drive, Montvale, NJ 07645
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.06-2/3 per share	BCPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders

Balchem Corporation (the “Company”) held its Annual Meeting of Shareholders on June 18, 2025. The results of the matters voted on by shareholders at the Annual Meeting are set forth below:

1.          The election of three Class 1 director nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2028 or until their successors are duly elected and qualified:

Director Nominee	Votes For	Votes Against	Abstained	Broker Non-Votes
Theodore L. Harris	24,963,407	1,262,838	963,019	2,204,153
Monica Vicente	26,452,293	718,531	18,440	2,204,153
Matthew Wineinger	26,132,861	1,037,421	18,982	2,204,153

2.         The ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes For	Votes Against	Abstained
28,863,261	522,354	7,802

3.         Advisory approval of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstained	Broker Non-Votes
25,454,863	1,685,143	49,258	2,204,153

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Travis Larsen
Travis Larsen Assistant Secretary
Dated: June 20, 2025